Exhibit 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Shareholders of ALLTEL Corporation:

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated August 12, 1999, included in ALLTEL Corporation's Form 8-K dated October 12, 1999 and to all references to our Firm included in this registration statement.

November 2, 1999


                                                     /s/ Arthur Andersen LLP
                                                     ---------------------------
                                                     Arthur Andersen LLP